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MDFC Equipment Leasing Corporation

                            Equipment Lease Agreement

                                                      Equipment Lease No. 3567-1

THIS EQUIPMENT LEASE AGREEMENT ("Lease") is dated as of the 20 day of December 1999, and is by and between -- MDFC Equipment Leasing Corporation, a Delaware corporation ("Lessor") and Radiant Aviation Services, Inc., a New York corporation ("Lessee").

                              W i t n e s s e t h:

      1. Lease. Lessor hereby agrees, subject to satisfaction of the conditions herein, to lease to Lessee and Lessee hereby agrees to lease from Lessor each item of equipment (individually called an "Item of Equipment" and collectively the "Equipment") described in each Individual Equipment Record ("IER") executed and delivered by Lessor and Lessee pursuant to the terms of this Lease. Each IER is hereby incorporated herein by this reference.

      2. Term. The term ("Term") of this Lease shall commence, with respect to an Item of Equipment, on the acceptance date ("Acceptance Date") for such Item of Equipment as set forth in the applicable IER, and, subject to the terms hereof, shall continue until the end of the base term ("Base Term") set forth in such IER as measured from the base term commencement date ("Base Term Commencement Date") set forth in such IER, plus any extensions or renewals of the Base Term. This Lease shall be noncancellable for the Term except as provided herein.

      3. Rent; Overdue Rate. Lessee shall pay Lessor rent for an Item of Equipment throughout the Term as set forth in the applicable IER, without deduction or offset, in the amounts and at the times set forth in such IER. Any rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of the Prime Rate (as defined below) plus 3% per annum or the maximum rate allowed by law (the "Overdue Rate"). Prime Rate shall mean the rate of interest equal to the prime rate announced publicly from time to time by Chase Manhattan Bank in New York (or any successor thereto). Acceptance of interest on overdue payments by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount or prevent Lessor from exercising any of the other rights and remedies granted hereunder or by applicable law. Rent and all other amounts payable to Lessor hereunder shall be payable by federal funds wire transfer or by Automated Clearing House (ACH) payment format Cash Concentration and Disbursement Plus Addendum (CCD+) for the account of the Lessor to a bank to be designated by Lessor, together with notice so as to provide Lessor with the use of the funds on or before 11 a.m., California time, on the due date.

      4. Taxes Against Lessor or Equipment. Lessee agrees to pay and to indemnify against and hold Lessor harmless from, all license and registration fees and sale, use, transfer, personal property, stamp or other taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever together with any penalties, fines or interest thereon (collectively, "Taxes") imposed against Lessor, Lessee or the Equipment or any part thereof by any foreign, Federal, state, or local government or taxing authority, during the Term or in connection with the termination of this Lease, upon or with respect to the Equipment or any part thereof or upon the purchase, ownership, delivery, lease, possession, use, operation, return or other disposition thereof, or upon the rentals, receipts or earnings arising therefrom, or upon or with respect to this Lease (excluding, however, (i) any taxes imposed by the Federal government on, based on, or measured by, the net income of Lessor and (ii) any income or franchise taxes imposed by any taxing authority other than the Federal government on, based on, or measured by, the net income of Lessor which in the aggregate do not exceed the amount of any such taxes which would be payable to the taxing authorities of the jurisdictions, other than the United States of America, in which Lessor has its principal place of business assuming no allocation or apportionment to any other taxing authority). In case any report or return is required to be made with respect to any obligation of Lessee under this Section or arising out of this Section, Lessee will notify Lessor of such requirement and Lessee will prepare such report or return for filing by Lessor in such manner as shall be satisfactory to Lessor. If claim is made against Lessor for any Taxes, Lessor shall promptly notify Lessee. If reasonably requested by Lessee in writing, Lessor shall, at Lessee's expense, take such action as Lessee may reasonably request with respect to such asserted liability, provided that Lessee furnishes an opinion of independent counsel, which opinion and counsel shall both be satisfactory to Lessor, to the effect that such action is prudent, reasonable and proper, and if reasonably so requested by Lessee, any payment by Lessor of such Taxes shall be made under protest, if protest is necessary and proper. Notwithstanding the above, Lessor shall have the sole control over the contest of such asserted liability. In addition, Lessor shall have the right to pay such asserted liability at any time in its sole discretion in which case Lessor shall, at Lessee's expense, take such action as Lessee may reasonably request to recover such payment and shall, if requested, permit Lessee in Lessor's name to file a claim or prosecute an action to recover such payment. All of the


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obligations of Lessee under this Section with respect to any Taxes imposed or accrued before the expiration or other termination of this Lease shall continue in full force and effect notwithstanding such expiration or other termination and are expressly made for the benefit of, and shall be enforceable by, Lessor and its successors and assigns.

      5. Lessor's Right to Pay or Perform for Lessee. Should Lessee fail to make any payment or do any act as herein required, then Lessor shall have the right, but not the obligation, without releasing Lessee from any obligation hereunder, to make or do the same, and to pay, purchase, contest or compromise any Lien (as defined in Section 20 hereof) not permitted hereunder which in Lessor's judgment may affect the Equipment or Lessor's rights with respect thereto, and in exercising any such rights, incur any liability and expend whatever amounts in its discretion it may deem necessary therefor. All sums so incurred or expended by Lessor shall be payable by Lessee and shall bear interest at the Overdue Rate from a date ten days after Lessee has been invoiced by Lessor to the date Lessor is reimbursed therefor by Lessee.

      6. Use and Ownership. Lessee shall use, operate, maintain and store the Equipment in a careful and proper manner and shall comply with all laws, ordinances, rules, regulations and insurance requirements in any way relating to the possession, use, operation or maintenance of the Equipment. Lessee shall use the Equipment only in the manner contemplated by the manufacturer thereof. Lessee agrees to pay all costs incurred in connection with the use and operation of the Equipment, during the Term thereof, including but not limited to repairs, maintenance, storage and servicing.

            Lessee acknowledges and agrees that it does not have and will not acquire legal title to the Equipment, it being expressly understood that this Lease is an agreement of lease only. If requested by Lessor, Lessee shall promptly affix, keep and maintain upon each Item of Equipment labels provided by Lessor indicating Lessor's ownership of the Equipment.

            Lessee shall keep the Equipment free from any markings or labeling which might be interpreted as a claim of ownership thereof by Lessee or any party other than Lessor and its successors or assigns. Lessee shall not remove an Item of Equipment from the location set forth in the IER applicable to such Item of Equipment or transfer possession of the Equipment in any manner without Lessor's prior written consent. Upon request by Lessor, Lessee promptly shall give Lessor written notice of the exact location of the Equipment.

      7. Alterations. Lessee shall not make any alterations, additions or improvements to the Equipment without the prior written consent of Lessor except such alterations, additions, or improvements that are required in order to comply with the terms of this Lease or are required by law. All such alterations, additions or improvements shall automatically become the property of Lessor and shall be free of all Liens and Lessee shall provide a bill of sale to Lessor for all such alterations, additions or improvements.

      8. Maintenance and Repair. Lessee, at its sole cost and expense, shall keep the Equipment in good operating order, repair, condition and appearance and shall furnish any and all parts, mechanisms or devices required to keep the Equipment in good mechanical and working order. In performing maintenance and repair, Lessee shall comply with all of the manufacturer's specifications and recommendations.

      9. Delivery and Acceptance. Prior to execution of each IER, Lessee shall have made at its expense all necessary inspections and tests of the applicable Equipment, to determine whether such Equipment conforms to Lessee's specifications. Upon execution of each IER by Lessee, the applicable Equipment shall be deemed (as between Lessor and Lessee) to conform to Lessee's specifications, to be in good condition and without defects and to be Equipment accepted for all purposes of, and subject to the terms of, this Lease.

      10. Inspection and Lessee Reports. Upon reasonable notice to the Lessee, Lessor shall during normal business hours have the right to enter the premises where the Equipment may be located for the purpose of inspecting and examining the Equipment, its condition, use, and operation to ensure compliance by Lessee with its obligations hereunder; provided, however, that Lessor shall have no duty to inspect and shall not incur any liability or obligation by reason of not making any such inspection.

            Lessee shall immediately notify Lessor of any accident involving the Equipment of which Lessee is aware and which may give rise to any claim by a third party for personal injury or property damage including in such report the time, place and nature of the accident, the damage caused to property, the names and addresses of persons injured and of witnesses, and such other information as may be relevant to such accident.

            Lessee shall, as soon as practicable but no later than 90 days after the close of each quarter and fiscal year of Lessee during the Term, furnish to Lessor copies of Lessee's financial reports prepared by it in accordance with generally accepted accounting principles as of the close of the period ended, including Lessee's balance sheet and profit and loss statement,


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with said fiscal year reports audited by a recognized firm of independent certified public accountants reasonably satisfactory to Lessor. If Lessee is a corporation with publicly held debt or equity, Lessee also agrees to furnish Lessor during the Term, promptly upon their availability, copies of all financial statements, reports, notices and proxy statements, if any, sent by Lessee to its public security holders, and of all regular and periodic reports filed by Lessee with the principal securities exchange on which the securities of Lessee are listed, if any, or with the Securities and Exchange Commission, including but not limited to 10-K and 10-Q reports. Further, Lessee agrees to furnish Lessor from time to time such other information as Lessor may reasonably request.

      11. Warranties. LESSOR IS NOT A MANUFACTURER OF THE EQUIPMENT OR A DEALER IN SIMILAR EQUIPMENT AND HAS NOT INSPECTED THE EQUIPMENT PRIOR TO DELIVERY TO AND ACCEPTANCE BY LESSEE. LESSOR HAS NOT MADE AND DOES NOT MAKE, BY VIRTUE OF HAVING LEASED THE EQUIPMENT UNDER THIS LEASE OR BY VIRTUE OF ANY NEGOTIATIONS IN RESPECT OF THIS LEASE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO TITLE, CONDITION, COMPLIANCE WITH SPECIFICATIONS OR REGULATIONS, QUALITY, VALUE, DURABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR USE OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT. THE EQUIPMENT IS LEASED HEREUNDER BY LESSOR "AS-IS".

            Lessor hereby covenants that, conditioned upon Lessee performing all of the terms, covenants and conditions hereof, Lessor, its successors and assigns, will not disturb Lessee's quiet possession and use of the Equipment during the Term of this Lease.

            So long as no Event of Default (as hereafter defined) has occurred and is continuing, Lessor hereby authorizes Lessee during the Term of this Lease to assert for Lessor's account all of its right, title and interest in, under and to any warranty in respect of the Equipment issued by the manufacturer thereof, and agrees to execute and deliver such further instruments as may be reasonably necessary to enable Lessee to enforce such warranty. All claims or actions on any warranty shall be made or prosecuted by Lessee, at its sole cost and expense, and Lessor shall have no obligation whatsoever to make any claim on such warranty. The parties agree that this Lease is intended to qualify as a "finance lease" under Article 2A of the Uniform Commercial Code. Lessee acknowledges that prior to execution of any IER Lessor has informed Lessee in writing that Lessee may have rights under the purchase contract(s) under which Lessor acquired the Equipment and that Lessee should contact the supplier(s) for a description of any such rights.

      12. Insurance. Throughout the Term of this Lease, Lessee at its own expense shall maintain with respect to each Item of Equipment, as provided in the applicable IER, (a) all risk physical loss insurance on such Item of Equipment for an amount at least equal to the greater of the Stipulated Loss Value set out in the applicable IER from time to time, or the then fair market value with respect to such Item of Equipment and (b) public liability and property damage insurance with respect to such Item of Equipment as set forth in the IER. Such liability insurance shall be on an occurrence basis rather than a claims made basis and it will operate with respect to the Lessor as a separate policy, except as to the limits of liability. Such insurance shall be primary insurance up to and including the stated policy limits and not excess over other coverage. Such insurance shall (i) with respect to liability insurance, name Lessor as an additional insured, (ii) with respect to all risk physical loss insurance, name Lessor as loss payee and additional insured, (iii) waive any and all rights of subrogation which the insurers may have or may acquire against the Lessor, and (iv) be with companies satisfactory to Lessor. The Lessor has the right to carry additional insurance at its own expense, provided that such additional insurance does not increase the cost to the Lessee of carrying the required insurance. There shall be no right of contribution with respect to any insurance maintained by Lessor, Lessee or any other person.. All insurance required hereunder shall provide that coverage may not be altered or canceled by the insurer without thirty (30) days' prior written notice to Lessor. Losses shall be adjusted only with and paid to, Lessor and its assignee, if any. Such insurance shall not be invalidated, as against Lessor, by any action or inaction of Lessee or any other person and shall insure Lessor regardless of any breach or violation by Lessee or any other person of any warranties, declarations or conditions contained in the policies evidencing such insurance or in applications for such insurance. All such insurance required hereunder shall be satisfactory to Lessor and shall contain such other endorsements as may be requested by Lessor. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of and execute and endorse all documents, checks or drafts for loss or damages or return premium under any insurance policy issued on the Equipment; provided however, Lessor shall not exercise this power of attorney unless an Event of Default has occurred and is continuing. Lessee's obligations to keep the Equipment insured as provided herein shall continue until the Equipment is returned to Lessor pursuant to the provisions hereof.


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            The insurance policy shall be endorsed to provide that the Lessor will have no liability for premiums or other costs of the insurance required hereby. The insurance carried by Lessee with respect to the Equipment shall be no less favorable in scope or amount than that carried by Lessee with respect to other comparable equipment. Such insurance shall not include any self-insured retentions. Such insurance shall not include any deductibles except for any deductibles which are consistent with Lessee's industry standard and are acceptable to Lessor.

            Lessee shall furnish Lessor with insurance certificates evidencing such insurance prior to the Acceptance Date of the applicable IER and prior to the earlier of the expiration of such certificates or each anniversary date of the Acceptance Date. Each certificate of insurance shall be attached to a letter from an insurance broker acceptable to Lessor confirming that the underlying insurance policy summarized by the certificate of insurance complies with the requirements of this Section 12. At Lessor's request, Lessee shall provide to Lessor a copy of the entire insurance policy covering the Equipment.

            For purposes of this Lease the term "Stipulated Loss Value" for an Item of Equipment as of any date of computation shall be the product of (x) the cost paid by Lessor for such Item of Equipment as set forth in the applicable IER and (y) that Stipulated Loss Value percentage set forth in such IER opposite the applicable rental payment with respect to such Item of Equipment.

      13. Risk, Event of Loss and Condemnation.

            (a) Risk: Commencing on the Acceptance Date and continuing until the expiration of the Term of this Lease and the return by Lessee of the Equipment to Lessor pursuant to the provisions hereof, Lessee assumes the entire risk of any Event of Loss (as defined below) and no such Event of Loss shall relieve Lessee of any of its obligations hereunder.

            (b) Definition - Event of Loss: For purposes of this Section an Event of Loss with respect to an Item of Equipment shall mean any of the following events: (i) the actual or constructive total loss of such Item of Equipment; (ii) such Item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or permanently rendered unfit for its intended use for any reason whatsoever; (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, such Item of Equipment; or (iv) the termination, for any reason whatsoever, of this Lease by operation of law.

            (c) Deprivation Constituting an Event of Loss: Upon the occurrence of an Event of Loss, Lessee shall promptly give notice thereof to Lessor and shall pay or cause to be paid to Lessor, on the earlier of the next rental payment date or thirty (30) days after the occurrence of an Event of Loss, in immediately available funds: (i) accrued rentals on a daily basis, if any, with respect to such Item of Equipment to the payment date, (ii) the greater of the Stipulated Loss Value for such Item of Equipment computed as of such payment date or the then fair market value with respect to such Item of Equipment, (iii) interest on the unpaid balance of the amount set forth in (i) and (ii) above at the Overdue Rate from the date such payment is due to the date of receipt and
(iv) all other unpaid amounts due hereunder. At such time as Lessor has received the sum of (i), (ii), (iii) and (iv) above, the obligation of Lessee to pay rent hereunder with respect to such Item of Equipment shall terminate and Lessor will transfer to Lessee, without recourse or warranty, "AS IS, WHERE IS", all of Lessor's right, title and interest, if any, in and to the Item of Equipment with respect to which such Event of Loss occurred.

            (d) Deprivation Not Constituting an Event of Loss: In the event of damage to any Item of Equipment not constituting an Event of Loss, Lessee shall promptly notify Lessor in writing of such damage and shall remain obligated to make all payments of rent and other amounts due with respect to such Item of Equipment which may become due hereunder in the same manner as if such damage had not occurred. Lessee shall repair and restore such Item of Equipment with new and unused components to the condition it was in immediately prior to the occurrence of such damage (assuming such Item of Equipment was maintained in accordance with the terms of this Lease). So long as no Event of Default shall have occurred and be continuing, all payments from insurance proceeds or otherwise with respect to any such damage shall be used to reimburse Lessee for its out-of-pocket expenses upon receipt by Lessor of satisfactory evidence that Lessee has repaired such Item of Equipment.

            (e) Application of Payments: Upon the occurrence of any Event of Loss, Lessor shall be entitled to and shall receive the entire award, judgment, settlement, insurance proceeds or payments and all installments thereof to the extent of Lessee's obligations under 13(c) hereof. Lessee hereby assigns to Lessor, to the extent provided in the immediately preceding sentence any right or interest Lessee may have or may hereafter acquire in any such award or payment.

      14. Indemnity; Exemption of Lessor from Liability. Lessee agrees to defend at its own cost and to indemnify and hold harmless Lessor, its successors and assigns, and their respective agents and employees, from and against any and all losses, claims, patent infringements, costs, expenses (including attorneys' fees), damages and liabilities (including those for strict liability in tort), however caused, resulting directly or indirectly in any manner from the issuance of Lessor's purchase order, assignment of


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Lessee's purchase order or agreement to purchase, Lessee's failure, delay or refusal to accept delivery, the ownership, purchase, lease, maintenance, possession, return or disposition of the Equipment, or directly or indirectly from or pertaining to the use, condition, design (including without limitation latent or other defects whether or not discoverable) or operation of the Equipment or the performance of this Lease (including without limitation such losses, claims, costs, expenses, damages and liabilities arising from the death or injury to agents or employees of Lessee or Lessor or any third person, or damage to the property of Lessee or Lessor, their agents or employees, or any third person) except for such damages, losses, expenses or liabilities arising out of the gross negligence or willful misconduct of Lessor, its agents or employees. This indemnification shall survive the expiration, cancellation or other termination of this Lease and is for the benefit of and enforceable by Lessor and its successors and assigns.

            Lessee hereby agrees that Lessor shall not be liable for any damage to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, or for injury to the Lessee or any of its officers, directors, agents or invitees, resulting from this Lease or caused in any way by an Item of Equipment.

      15. Return of Equipment. Upon the expiration or earlier termination of the Term of this Lease with respect to an Item of Equipment, or upon request of Lessor pursuant to Section 16(b)(1), Lessee shall return such Item of Equipment to Lessor, free of all advertising or insignia placed thereon by Lessee, free and clear of all mortgages, liens, security interests, charges, encumbrances and claims, and in the same operating order, repair, condition and appearance as when received, and shall pay for any repairs and refurbishing necessary to restore such Item of Equipment to its original condition, ordinary wear and tear excepted. Lessee shall return such Item of Equipment to Lessor and shall load and ship same, freight and insurance prepaid, to a destination directed by Lessor.

            In addition, Lessee shall permit Lessor to store any such Item of Equipment for a period not to exceed ninety (90) days after the expiration of the Term. Until such Item of Equipment shall have been delivered to Lessor, Lessee shall bear any costs of storage and risk of loss. Notwithstanding anything to the contrary contained herein, commencing on the expiration of the Term, Lessee shall provide Lessor, or any person designated by Lessor, access to such Equipment and will allow Lessor to demonstrate the Equipment to authorized representative(s) or agent(s) of prospective purchasers or lessees of such Equipment or Lessor's representative(s) or agent(s), and will permit said representative(s) or agent(s) to examine the maintenance, operating performance or other records relating to such Equipment. The delivery, storage and transporting of the Equipment as hereinbefore provided are of the essence of the Lease, and upon application to any court of equity having jurisdiction Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee to assemble, deliver, store and transport the Equipment.

            In the event Lessee fails to complete any necessary repairs or replacements or return any Item of Equipment as provided in this Section or otherwise fails to comply with any provision of this Section, Lessor may, at its option and in addition to any other remedy or remedies afforded Lessor herein or by law, charge Lessee, and Lessee agrees to pay, interim rent equal to the daily rent equivalent of the rental installments set forth in the applicable IER for each day until (i) such repairs and replacements are completed, (ii) such Item of Equipment is returned to Lessor, and (iii) Lessee takes such other action as is necessary to comply with the provisions of this Section. During such continuation period Lessee shall, in addition to the payment of interim rent, continue to perform all obligations under the Lease. Lessor may terminate such continued leasehold interest upon ten (10) days notice to Lessee.

            Notwithstanding the foregoing, if Lessor and Lessee have agreed to specific return conditions for an Item of Equipment (which shall be included either as an addendum to this Lease, or contained within the applicable IER), then such return conditions shall be controlling to the extent that the conditions are inconsistent with those contained in this Section.

      16. Default, Remedies and Damages.

            (a) Defaults: For purposes of this Lease, the following events shall each constitute an "Event of Default":

                  (1) Lessee shall fail to make any payment to Lessor or to third parties when due under this Lease and such failure to pay shall continue for a period of ten (10) or more days after the due date thereof.

                  (2) There shall occur any termination of, material alteration in the scope of the coverage of, or reduction in the maximum amounts payable under any insurance required to be maintained by Lessee pursuant to this Lease.


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                  (3) Any representation or warranty made by Lessee herein or by
Lessee or any guarantor of Lessee's obligations to Lessor hereunder
("Guarantor") in any document or certificate furnished Lessor in connection herewith shall prove to be incorrect when made in any material respect.

                  (4) Lessee or Guarantor shall fail to perform or observe any other covenant, condition, or agreement to be performed or observed hereunder or under any guaranty of this Lease and such failure shall continue unremedied for a period of thirty (30) days.

                  (5) Lessee or any affiliate shall default in the payment of, or other performance under, any obligation for payment or lease. Guarantor shall fail to pay and obligation for borrowed money, for the deferred purchase price of property or for the payment of rent or hire (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise).

                  (6) There shall be entered any judgment, against Lessee or any Guarantor for the payment of money, which is final and not discharged, appealed or bonded within thirty (30) days.

                  (7) There shall be (i) entered a decree or order for relief by a court having jurisdiction in respect of Lessee or any Guarantor in an involuntary case under any applicable federal, state or foreign bankruptcy, insolvency or other similar law as now or hereafter constituted (collectively, "Bankruptcy Laws"), or the appointing of a receiver, liquidator, or similar official ("Receiver") of Lessee or any Guarantor for a material portion of its assets, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order remains unstayed and in effect for a period of sixty (60) consecutive days, or (ii) commenced by Lessee or any Guarantor a voluntary case under the Bankruptcy Laws, or the consent by it to the appointment of or taking possession by a Receiver for Lessee or any Guarantor or for a material portion of its assets or the making by it of any assignment for the benefit of creditors, or the admission by it of its insolvency or inability to pay its debts as they come due, or (iii) any seizure or attachment of a material portion of the assets of Lessee or of any Guarantor which is not vacated or bonded within sixty (60) days.

            (b) Remedies: Upon the occurrence and at any time during the continuance of any Event of Default, Lessor may in its sole discretion do any one or more of the following with respect to the Equipment or any Item of
Equipment:

                  (1) Instruct Lessee to immediately comply with the provisions of Section 15 (and Lessee hereby agrees to then so comply).

                  (2) Terminate this Lease.

                  (3) Enter, with or without legal process, any premises where any Item(s) of Equipment is believed to be and take possession thereof (and Lessee hereby authorizes Lessor to do so).

                  (4) Instruct Lessee to pay Lessor the Stipulated Loss Value of the Equipment. Lessee shall, no more than five (5) business days following its receipt of such instruction pay to Lessor (i) the Stipulated Loss Value of the Item(s) of Equipment (calculated as of the rental date immediately preceding the declaration of default), and (ii) all rentals and other sums then due and payable hereunder.

                  (5) Lessor may, but shall not be required to, sell any Item(s) of Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Item(s) of Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use Lessee's premises for any or all of the foregoing without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied upon receipt by Lessor in the following order of priorities: (i) to pay all of Lessor's costs, charges and expenses incurred in repossessing, recovering, storing, repairing, selling, leasing or otherwise disposing of Equipment including without limitation attorneys' fees and costs; then, (ii) to the extent not previously paid by Lessee, to pay Lessor all sums then due and payable from Lessee; then (iii) to reimburse Lessee any sums previously paid by Lessee under (4) above; and (iv) any surplus shall be retained by Lessor. Lessee shall pay the sums described in (i) above within five (5) days of billing therefor.

            The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity or under statute. Waiver of any default shall not be waiver of any other or subsequent default.


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            Any default under the terms of this or any other agreement between
Lessor and Lessee which is not waived by Lessor may be declared by Lessor a default under this and any such other agreement.

      17. Assignment, Merger or Asset Sale By Lessee. WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD), LESSEE SHALL NOT TRANSFER, SUBLEASE, ASSIGN, PLEDGE OR HYPOTHECATE THIS LEASE, THE EQUIPMENT OR ANY PART THEREOF OR ANY INTEREST THEREIN, MERGE INTO OR CONSOLIDATE WITH ANY OTHER CORPORATION OR ENTITY, OR SELL, LEASE OR OTHERWISE DISPOSE OF A MAJORITY OF ITS ASSETS. IN THE EVENT LESSOR CONSENTS TO ANY OF THE FOREGOING ACTS, LESSEE AGREES THAT LESSOR MAY CHARGE LESSEE A REASONABLE DOCUMENTATION AND ADMINISTRATION FEE. CONSENT TO ANY OF THE FOREGOING ACTS SHALL NOT BE DEEMED TO BE CONSENT TO ANY SUBSEQUENT SIMILAR ACT.

      18. Assignment by Lessor. Lessor may assign, pledge or in any other way transfer this Lease and the Equipment in whole or in part, or any interest therein, without notice to Lessee, and Lessee shall execute such consents thereto as may be required by Lessor. Should this Lease or any interest therein be assigned or should the rentals hereunder be assigned, no breach or default by Lessor of this Lease or any other agreement between Lessee and Lessor shall excuse performance by Lessee of any provision hereof, and no assignee shall be obligated to perform any covenant, condition or obligation required to be performed by Lessor hereunder. The right of such assignee shall be free of all defenses, setoffs and counterclaims which Lessee might now or hereafter be entitled to assert against Lessor. In the event any assignee agrees to assume the obligations of Lessor, Lessee shall look solely to such assignee, and Lessor shall be released from all further liability hereunder.

      19. Personal Property. The Equipment shall remain personal property regardless of whether it becomes affixed or attached to real property or permanently rests upon any real property or any improvement thereon, and Lessee shall do all acts and enter into all agreements necessary to ensure that the Equipment remains personal property.

            Lessee shall keep the Equipment free and clear of any liens, charges, encumbrances or claims of the owner(s) of any interest in the real estate on which it is located and any purchaser of or present or future creditor obtaining a lien on such real estate, and shall promptly obtain and deliver to Lessor a waiver of any such liens or claims as to the Equipment in recordable form satisfactory to Lessor.

      20. Liens. Lessee shall not directly or indirectly create, incur, assume or suffer to exist any mortgage, pledge, lien, charge, encumbrance, security interest, right or claim of any kind ("Lien") on, or with respect to, any Item of Equipment, title thereto or any interest therein.

            Lessee will promptly notify Lessor in writing of the existence of any Lien and will, at Lessee's expense, cause any such Lien to be duly discharged, dismissed and removed or fully bonded within thirty (30) days after the existence of the same shall have first become known to Lessee or sooner if necessary to prevent the loss of possession of any Item of Equipment.

      21. Prohibition Against Setoff, Counterclaim, Etc. Lessee's obligation to pay all amounts due hereunder shall be absolute and unconditional and shall not be affected by any circumstance whatever, including, without limitation (i) any setoff, counterclaim, defense, or other right which Lessee may have against Lessor, (ii) any defect in the title, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, or breach of warranty with respect to the Equipment, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever, or (iii) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee or Lessor.

      22. Representations, Warranties and Covenants of Lessee. Lessee represents, warrants and covenants: (i) that it is duly organized and existing in good standing under the laws of the state in which it is organized, with the necessary power and qualifications to perform this Lease, (ii) that this Lease has been duly authorized by all necessary action on the part of Lessee and will not contravene or breach any legal, organizational or contractual provision binding upon Lessee, (iii) that this Lease constitutes valid, binding and enforceable obligations of Lessee and is enforceable in accordance with its terms, (iv) that as of the date of each IER there are no suits or proceedings pending or threatened against Lessee which may have a material adverse effect on Lessee's financial condition or business, (v) that as of the date of each IER no material adverse change in Lessee's financial condition as represented in its most recent financial statements submitted to Lessor has occurred and (vi) the Lessee has reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Lessee or used or relied upon in the conduct of its business (including systems and equipment supplied by others or with which such computer systems of the Lessee interface) and that the costs to the


Equipment Lease Agreement                                           Page 7 of 11

Lessee of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to the Lessee (including reprogramming errors and the failure of systems or equipment supplied by others) will not have a material adverse effect on the Lessee's earnings, cash flow or financial condition. "Year 2000 Issue" shall mean the failure of the computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize date and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

      23. Attorneys' Fees. Lessee shall pay all costs and reasonable attorneys' fees incurred by Lessor in collecting or attempting to collect any sums owed under this Lease or in enforcing any of Lessor's rights or remedies under this Lease including without limitation obtaining possession of the Equipment or seeking relief from stay or other remedies in bankruptcy court.

      24. Notices. All notices, requests and demands to or upon any party hereto shall be deemed duly given or made when sent if given by telecopier, when delivered if given by personal delivery or overnight commercial carrier, on the third calendar day after deposit in the United States mail, certified mail, return receipt requested, addressed to such party at its address set forth below. All notices required under the terms and provisions hereof shall be in writing and addressed (i) if to Lessee:

            Radiant Aviation Services, Inc.
            40 Centre Drive
            Orchard Park, NY 14127

            Attention: Colin V. F. Digout

or at such other address as Lessee shall from time to time designate in writing to Lessor, or (ii) if to Lessor:

           MDFC Equipment Leasing Corporation
           4060 Lakewood, Blvd., 6th Floor
           Long Beach, California 90808-1700

           Attention: Vice President -
                           Commercial Equipment Leasing

or at such other address as Lessor shall from time to time designate in writing to Lessee.

      25. Conditions Precedent. As conditions precedent to Lessor's duties under this Lease, Lessee shall furnish to Lessor on or before the Acceptance Date for each IER under this Lease the following, all of which shall be satisfactory to
Lessor: (a) an opinion of counsel for Lessee with respect to those representations set forth in Section 22(i) through (iv) inclusive hereof and with respect to such other matters as Lessor may require, (b) board of directors' resolutions or partnership authorizations, as the case may be, authorizing this Lease and Lessee's performance hereunder, (c) certificates of insurance, (d) real property waivers, if applicable, and (e) such other documents and evidence of authority for Lessee as Lessor may require.

      26. Miscellaneous. No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default by Lessee under this Lease shall impair any such right, power or remedy; nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default thereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default; nor shall consent by Lessor to any act of Lessee be deemed to be consent to any subsequent similar act.

            Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision of this Lease prohibited or unenforceable in any respect. Any action by Lessee against Lessor for any default by Lessor under this Lease shall be barred unless commenced within one
(1) year after any such default occurs.


Equipment Lease Agreement                                           Page 8 of 11

            This Lease shall be binding upon, and inure to the benefit of, Lessee and Lessor and their respective successors and permitted assigns. If there is more than one Lessee, the obligations of Lessee hereunder are joint and several. Time is of the essence of each and every obligation under this Lease.

            Lessee hereby authorizes Lessor to correct patent errors and to fill in such blanks as serial numbers and dates herein and in the Individual Equipment Records and in any document executed in connection herewith.

      27. Recording, Registration and Filing. All searches, recordings, registrations, and filings of this Lease, required by law or requested by Lessor to protect Lessor's title and interest in the Equipment, shall be accomplished at Lessee's expense in a manner satisfactory to Lessor. Lessee agrees to execute all documents deemed necessary by Lessor to protect Lessor's interest in the Equipment. Provided an Event of Default has occurred and is continuing, Lessee hereby appoints Lessor as Lessee's irrevocable agent and attorney-in-fact to execute all such documents.

      28. Tax Indemnity.

            (a) Lessee hereby represents and warrants to Lessor (such term for the purpose of this Section 28 meaning Lessor and the corporations with which Lessor consolidates its United States Federal income tax returns) that:

                  (1) the Term for each Item of Equipment (including extensions thereof) does not exceed 80% of the useful life of such Item of Equipment;

                  (2) A reasonable estimate of the fair market value of each Item of Equipment to Lessor, at the end of the Term, without including in such value any increase or decrease for inflation or deflation during the Term and after subtracting any costs of delivery of possession to Lessor, will not be less than 20% of Lessor's cost for such Item of Equipment, as set forth in the IER ("Equipment Cost");

                  (3) all of the Equipment has the Class Life, and is depreciable under the method and over the recovery period, set forth in the IER to the full extent of Equipment Cost pursuant to Section 168 of the Internal Revenue Code of 1986, as amended from time to time, and any Regulations that are or may be promulgated thereunder ("Code");

                  (4) the Equipment Cost does not exceed the fair market value of the Equipment;

                  (5) each Item of Equipment will be placed in service on the Acceptance Date; and

                  (6) this Lease is a true lease for all purposes, including but not limited to Federal, state and local tax purposes;

      (b) Lessee covenants to Lessor and agrees that:

                  (1) it will characterize the relationship herein established as a lease and will treat it as such for all purposes;

                  (2) it shall not utilize or claim or attempt to utilize or claim for any purposes whatsoever the accelerated cost recovery deductions equal to 100% of Equipment Cost provided by Section 168 of the Code and computed under the method and over the recovery period set forth in the IER ("MACRS Deductions") and depreciation deductions equal to 100% of Equipment Cost based on those allowable for property with a Class Life as set forth in the IER using the most accelerated method available under applicable state or local law or Federal alternative minimum tax law ("Depreciation Deductions");

                  (3) no Item of Equipment will be used predominantly outside the United States within the meaning of Section 168(g) of the Code;

                  (4) during the Term, Lessor will not have to recognize any item of income with respect to this Lease, except amounts received by Lessor as they become due and which are characterized as rent or additional rent by this Lease ("Other Income"); and

                  (5) it will neither take any action, nor fail to take any action (including without limitation actions or failures to act otherwise permitted hereunder), which will have the result of causing Lessor to recognize Other Income or to lose


Equipment Lease Agreement                                           Page 9 of 11
or to recapture all or any part of the MACRS Deductions or Depreciation Deductions attributable to the Equipment, or its ownership thereof.

            In the event any of Lessee's representations, warranties or covenants set forth in this Section 28 prove incorrect for any reason whatsoever at any time, and as a result thereof Lessor recognizes Other Income or loses all or any part of the benefit of the MACRS Deductions or Depreciation Deductions attributable to the Equipment or is required to recapture all or any part of the MACRS Deductions or Depreciation Deductions attributable to the Equipment ("Loss"), Lessee shall indemnify and shall pay to Lessor, with respect to each Loss, a sum, which, after deduction of all taxes required to be paid by Lessor in respect of the receipt of such sum under the laws of any Federal, state or local government or taxing authority in the United States (or which would have been required to be paid by Lessor upon such receipt had Lessor had sufficient gross income within the meaning of Section 61 of the Code, or the applicable state or local law, to actually pay such tax) shall be equal to (a) the amount of additional Federal, state, or local income taxes required to be paid with respect to such Loss (or which would have been required to be paid by Lessor for such Loss had Lessor had sufficient gross income within the meaning of Section 61 of the Code, or the applicable state or local law, to actually pay such tax or derive the benefit of such deduction), plus (b) the amount of any penalties, interest, and other additions to tax (including, but not limited to, any additions to tax because of underpayment of estimated tax) which may be payable by Lessor in connection with the Loss. To the extent not taken into account in computing the amount payable by Lessee with respect to the Loss, Lessor shall pay Lessee the amount of any savings in Federal income taxes when and to the extent realized by Lessor as a result of the Loss (such payments not to exceed in the aggregate the amount of any indemnity previously paid by Lessee pursuant to this Section 28); provided, however, that if Lessor loses such tax savings subsequent to any payment to the Lessee with respect thereto, Lessee shall indemnify Lessor with respect to such loss pursuant to the provisions of this
Section 28.

            The liability of Lessee to make any indemnity payments hereunder shall become fixed at the time Lessor makes payment of the tax attributable to the Loss, or if Lessor is not required to make payment of tax with respect to the Loss, the date on which Lessor files its tax return for the taxable year in which such Loss occurs, and shall be due and payable within 15 days after receipt by Lessee of written notice from Lessor as to the fixing of such liability. Lessee shall pay interest on any indemnity payment not made when due at the Overdue Rate.

            In the event a written claim shall be made by the Internal Revenue Service, Lessor agrees to notify the Lessee promptly in writing of such claim, and agrees to cooperate with the Lessee in good faith in order that such claim may be contested effectively; provided that Lessor shall control such contest. In the event that Lessor waives its right to indemnification under this Section 28 with respect to such claim, Lessee shall have no further rights with respect to the contest of such claim.

            (c) The indemnification provided herein shall survive the expiration or other termination of the Lease.

      29. Counterparts. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.

      30. Governing Law, Jurisdiction and Waiver of Jury Trial. THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. LESSEE HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION RELATING TO ANY LEASE DOCUMENT MAY BE INSTITUTED IN THE COURTS OF THE STATE OF CALIFORNIA, IN THE COUNTY OF LOS ANGELES OR THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF CALIFORNIA, AS LESSOR MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS LEASE, LESSEE HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. LESSEE AND LESSOR ACKNOWLEDGE THAT JURY TRIALS OFTEN ENTAIL ADDITIONAL EXPENSES AND DELAYS NOT OCCASIONED BY NONJURY TRIALS. LESSEE AND LESSOR AGREE AND STIPULATE THAT A FAIR TRIAL MAY BE HAD BEFORE A STATE OR FEDERAL JUDGE BY MEANS OF A BENCH TRIAL WITHOUT A JURY. IN VIEW OF THE FOREGOING, AND AS A SPECIALLY NEGOTIATED PROVISION OF THIS LEASE, LESSEE AND LESSOR HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS LEASE OR THE TRANSACTIONS RELATED HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND LESSEE AND LESSOR HEREBY AGREE AND CONSENT THAT LESSEE AND LESSOR MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PROVISION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      31. Written Amendments to Lease. This Lease, together with each IER and any exhibits, amendments, riders, addenda or other documents or instruments executed by Lessee and/or Lessor in connection herewith, constitutes the entire agreement between Lessor and Lessee and shall supersede all prior or contemporaneous discussions, negotiations and agreements, whether written or oral, between Lessor and Lessee with respect to the lease of the Equipment including, without limitation, any term sheet, proposal or commitment letter prepared in connection with this Lease. This Lease may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge


Equipment Lease Agreement                                          Page 10 of 11
or termination is sought. By executing this provision below, Lessee agrees that the provision concerning a separately signed document pursuant to California Commercial Code Section 10208(b) (UCC Section 2A-208) has been complied with.


                                        ----------------------------------------
                                        Lessee's signature

            IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their duly authorized officers on the date and year first written above.

LESSOR:                                 LESSEE:

MDFC Equipment Leasing Corporation      Radiant Aviation Services, Inc.


By: /s/ James C. Hammersmith            By: /s/ Colin V.F. Digout
    -------------------------------         ------------------------------------

Printed Name: James C. Hammersmith      Printed Name: Colin V.F. Digout
              ---------------------                   --------------------------

Title: Senior Documentation Officer     Title: Chief Operations Officer
       ----------------------------            ---------------------------------


                                        By: /s/ Timothy P. Seel
                                            ------------------------------------

                                        Printed Name: Timothy P. Seel
                                                      --------------------------

                                        Title: Vice President, Engineering
                                               ---------------------------------


Equipment Lease Agreement                                          Page 11 of 11

MDFC Equipment Leasing Corporation

                       Individual Equipment Record ("IER")
                                                              IER No. 3567-1-001

To that Equipment Lease Agreement ("Lease") dated as of December 20, 1999 between:

Lessor: MDFC Equipment Leasing Corporation      Lessee: Radiant Aviation
                                                          Services, Inc.
                                                        40 Centre Drive
        4060 Lakewood Blvd., 6th Floor                  Orchard Park, NY  14127
        Long Beach, CA  90808

                                                Contact: Colin V. F, Digout

                                                Phone: (716) 662-0022

Location of Equipment: /x/ New Equipment // Used Equipment

      Address at which the Equipment described below will be located during the
Term:

Newark Airport, Newark, NJ

      Delivery location if different than the above address:

--------------------------------------------------------------------------------
Sales and Use Tax:                     Insurance Requirements:

 // Sales tax included in cost         Liability:
 // Use tax to be added to rentals      Bodily Injury Liability: $5,000,000.00
 // Exempt per ___________________        per person/per accident: $5,000,000.00
                                        Property Damage Liability: $5,000,000.00
                                          per accident: $5,000,000.00
                                       All Risk: $2,600,000.00
--------------------------------------------------------------------------------

Base Term: 84 Months
Acceptance Date: December 24, 1999
Base Term Commencement Date: December 24, 1999

Payment of 84 Base Term rental installments, each such installment to be in the amount of $49,093.65, shall be payable on the 24th day of each month commencing January 24, 2000. The Base Term rent shall be allocated to the rental period immediately preceding the date such rent is due. In addition, contingent rent equal to 10% of the monthly deicing revenue shall be due 90 days after the end of each calendar month.

--------------------------------------------------------------------------------
      Equipment Description             Serial Number           Equipment Cost
================================ ============================ ==================

InfraTek Aircraft Deicing System                                  $3,383,700.00

--------------------------------------------------------------------------------

                             Stipulated Loss Values

AFTER        S.L.V.        AFTER        S.L.V.        AFTER        S.L.V.
PAYMENT   AS A PERCENT     PAYMENT   AS A PERCENT     PAYMENT   AS A PERCENT
NUMBER  OF ORIGINAL COST   NUMBER  OF ORIGINAL COST   NUMBER  OF ORIGINAL COST
------- ----------------   ------- ----------------   ------- ----------------

    0        100.7            28         83.7            56         61.9
    1        100.2            29         83.0            57         61.1
    2         99.7            30         82.3            58         60.2
    3         99.2            31         81.6            59         59.4
    4         98.6            32         80.9            60         58.5
    5         98.1            33         80.1            61         57.6
    6         97.6            34         79.4            62         56.8
    7         97.0            35         78.7            63         55.9
    8         96.5            36         77.9            64         55.0
    9         95.9            37         77.2            65         54.1
   10         95.3            38         76.4            66         53.2
   11         94.8            39         75.6            67         52.4
   12         94.2            40         74.9            68         51.5
   13         93.6            41         74.1            69         50.6
   14         93.0            42         73.3            70         49.7
   15         92.3            43         72.6            71         48.8
   16         91.7            44         71.8            72         47.9
   17         91.1            45         71.0            73         47.1
   18         90.4            46         70.2            74         46.2
   19         89.8            47         69.4            75         45.3
   20         89.2            48         68.6            76         44.4
   21         88.5            49         67.7            77         43.5
   22         87.8            50         66.9            78         42.6
   23         87.2            51         66.1            79         41.7
   24         86.5            52         65.3            80         40.9
   25         85.8            53         64.4            81         40.0
   26         85.1            54         63.6            82         39.1
   27         84.4            55         62.8            83         38.3
                                                         84         37.5
                                                     THEREAFTER     37.5

                                                                  CI LBW20008521

                                RETURN CONDITIONS
                             Infratek Deicing System

Upon the expiration or earlier termination of this Lease with respect to the Item(s) of Equipment, the Lessee, at its own risk and expense, will return such Item(s) of Equipment then subject to this Lease to the Lessor pursuant to the Lessor's instructions to a location designated by Lessor. Such Equipment upon redelivery shall be free and clear of all mortgages, liens, security interest charges, encumbrances and claims. If Lessor shall so require, the Lessee shall provide free storage and insurance for such Item(s) of Equipment for a period not exceeding ninety (90) days. The storage of the Equipment will be at the expense and risk of Lessee. Notwithstanding anything to the contrary contained herein, commencing one hundred and fifty (150) days prior to the expiration of the Lease Term and continuing throughout Lessor's ninety (90) day storage period, Lessee shall provide Lessor or any person designated by it, access to such Equipment and will allow Lessor to display the Equipment in operation to any authorized representative or representatives of prospective purchasers or lessees of such Equipment or Lessor's agent, and will permit said representative or representatives or agent to examine the books and records of Lessee relating to the Equipment. Lessor acknowledges that Lessee is entitled to use the Equipment up to the expiration of the Lease Term, and as such, will exercise reasonable care not to significantly interfere with Lessee's operation of the Equipment during the one hundred and fifty (150) day period preceding the expiration of the Lease Term. Lessee will provide personnel, power and other operational requirements necessary to demonstrate the Equipment.

At least 150 (but not more than (220) days prior to expiration or earlier termination of this Lease, Lessee shall provide or cause the Equipment manufacturers or suppliers to provide Lessor, a detailed inventory of all components of the Equipment. The inventory will include, but not be limited to, a listing of model and serial numbers for all components.

Not more than 60 days prior to expiration or earlier termination of this Lease, Lessee shall cause the manufacturer, or a qualified equipment maintenance provider acceptable to Lessor, to perform a comprehensive physical inspection of the Equipment and to provide an in-depth field report to Lessor. If during the inspection, the authorized inspector finds that any of the Equipment is defective or does not operate within the supplier's or manufacturer's specifications, Lessee will make all necessary repairs and replace all defective parts, with supplier or manufacturer approved parts, required to cause the Equipment to satisfy the aforementioned conditions. After corrective measures are completed, Lessee will arrange for a follow-up inspection of the Equipment by the same inspector, with a copy of the follow-up inspection report provided to Lessor. The report will certify that the Equipment has been properly inspected, examined, and tested and that it operates within manufacturer's and supplier's specifications.

Unless Lessor has requested that Lessee store the Equipment as provided herein, upon expiration or earlier termination of this Lease, Lessee shall deinstall and pack the Equipment according to the supplier's and manufacturer's specifications and recommendation, including but not limited to: (1) removing all process fluids from the Equipment, and (2) fill all internal fluids (excepting materials that are considered hazardous waste by any regulatory authority) to operating levels and secure all filler caps and seal all disconnect hoses to avoid spillage. All maintenance records, plans, specifications, diagrams, maintenance manuals and operating instructions necessary to properly install, operate and maintain the Equipment shall be properly cataloged packaged and returned with the Equipment.

At the time of return, the Item(s) of Equipment shall:

      1.    Be free of all advertising or insignia placed there on by Lessee.

      2.    Be in compliance with all applicable federal, state and local laws.

      3. Be in good operating order, repair and condition, reasonable wear and tear resulting solely from proper use excepted; free of any hazardous waste material; free from rust and/or corrosion with no missing parts or damaged parts.

      4. Be mechanically and structurally sound, able to maintain such precision tolerances and capable of performing such functions as the manufacturer's recommended specifications would dictate.

      5. With respect to all components including but not limited to drive motors, hydraulic systems, electrical systems, fluid pumps, pneumatic systems be able to operate normally with no loss of power or fluid.

Upon return of such Item(s) of Equipment, Lessor or its agent shall inspect the Equipment, and if in the Lessor's opinion the Equipment is not in compliance with the conditions hereinafter described, a mutually acceptable independent appraiser (or if no such appraiser has been selected within 15 days prior to the expiration or earlier termination of the Lease, an inspector chosen by the American Arbitration Association) shall be appointed by the Lessor to inspect the equipment for the purpose of determining the repairs, additions or replacements, if any, which are necessary to place the Equipment in the condition hereinafter described.

Lessee agrees to pay all fees, charges, costs and expenses related to such inspection and Lessee shall pay for all repairs and replacements. In the event any necessary repairs or replacements are not completed within seven days from the expiration or early termination date, Lessee shall pay to Lessor, interim rent equal to the daily rent equivalent of the periodic rent set forth in the IER covering the Equipment, for each day in excess of the Lease term, until such repairs and replacements are completed and the units of Equipment involved are returned to Lessor. Said payment shall be made on the date said units of Equipment are returned to Lessor, (but not less frequently than monthly).

7/99

                            Early Termination Option:

Subject to compliance with all conditions of this provision, and provided no Event of Default (or event which, with notice or passage of time, or both, would constitute and Event of Default) shall have occurred and be continuing, Lessee shall have the right to early terminate the Lease with respect to the Equipment and purchase the Equipment after May 1, 2000 or before the later of (i) May 1, 2002 or (ii) 30 days after the date the Equipment is installed, on no less than 30 days' prior written notice to Lessor specifying a proposed date of termination (which date shall be a date on which an installment of rent is due and payable) and upon payment of: (1) the regular monthly rental payment due and payable on the Termination Date, (2) an early termination amount equal to the amount shown below, (3) any sales tax or similar charge related to the sale, (4) break-funding, if any, calculated as set forth below and (5) any other amounts then due and owing by Lessee to Lessor. The term Fair Market Value shall have the meaning set forth in the third paragraph of Lease Addendum No. 1 on an AS-IS-WHERE-IS basis.

For purposes of this option a breakfunding charge will apply if the three year Treasury is less than 6.03% at that time. This charge will be equal to the excess of the present value of all remaining rental payments discounted at 3-year Treasury yield as of the early termination, less the present value of all remaining rental payments discounted at 3-year Treasury yield as of the date the transaction was funded.

            Date              Amount             Date             Amount
            ----              ------             ----             ------
         May 1, 2000        $3,322,793        May 1, 2001        3,089,318
        June 1, 2000         3,305,875       June 1, 2001        3,065,632
        July 1, 2000         3,285,573       July 1, 2001        3,041,946
       August 1, 2000        3,268,654      August 1, 2001       3,021,644
      September 1, 2000      3,248,352     September 1, 2001     2,997,958
       October 1, 2000       3,228,050      October 1, 2001      2,977,656
      November 1, 2000       3,211,131     November 1, 2001      2,953,970
      December 1, 2000       3,190,829     December 1, 2001      2,930,284
       January 1, 2001       3,170,527      January 1, 2002      2,906,598
      February 1, 2001       3,150,225     February 1, 2002      2,886,296
        March 1, 2001        3,126,539       March 1, 2002       2,862,610
        April 1, 2001        3,106,237       April 1, 2002       2,838,924
                                              May 1, 2002        2,815,238

                               Special Conditions

================================================================================

By execution of this IER Lessee hereby agrees that, as between Lessee and Lessor, the Equipment described herein is accepted for all purposes of and subject to all terms and conditions of the Lease ("Acceptance"), except to the extent that the terms of this IER conflict with the terms of the Lease in which case the terms of this IER shall prevail. The Lessee hereby acknowledges and agrees, with respect to the Equipment described herein:

      (1) That Lessee has inspected and accepted the Equipment fully and completely as to size, model, function and conformity to Lessee's requirements.

      (2) That the Equipment is of a size, design, function and manufacturer selected by Lessee.

      (3) That Lessee is satisfied that the Equipment is suitable for its intended purposes and any special purposes of Lessee.

      (4) THAT THE EQUIPMENT IS NEW AND UNUSED AND HAS BEEN DELIVERED TO, IS OW IN THE POSSESSION OF, AND IS ACCEPTABLE TO LESSEE, AND THAT ALL OF THE EQUIPMENT HAS A CLASS LIFE OF 7 YEARS AND IS DEPRECIABLE OVER A RECOVERY PERIOD OF 5 YEARS USING THE 200% DECLINING BALANCE METHOD SWITCHING TO THE STRAIGHT LINE METHOD AT SUCH TIME AS WILL MAXIMIZE THE PRESENT VALUE OF THE DEDUCTIONS.

Lessee hereby represents and warrants that:

      (1) The representations and warranties of the Lessee contained in the Lease are true and correct on and as of the date hereof as though made on and as of this date.

      (2) No event has occurred and is continuing or will result from the lease of Equipment described herein which constitutes an Event of Default or with notice or lapse of time, or both would constitute an Event of Default.

Dated as of the Acceptance Date.
Lessor:                                   Lessee:

MDFC Equipment Leasing Corporation        Radiant Aviation Services Inc.


By: /s/  James C. Hammersmith             By: /s/ Colin V.F. Digout
    ---------------------------------         ----------------------------------

Printed Name: James C. Hammersmith        Printed Name: Colin V.F. Digout
              -----------------------                   ------------------------

Title: Senior Documentation Officer       Title: Chief Operations Officer
       ------------------------------            -------------------------------


                                          By: /s/ Timothy P. Seel
                                              ----------------------------------

                                          Printed Name: Timothy P. Seel
                                                        ------------------------

                                          Title: Vice President, Engineeing
                                                 -------------------------------

                                                                     Page7 of 7

MDFC Equipment Leasing Corporation

                              Lease Addendum No. 1
                                       to
                      Equipment Lease Agreement No. 3567-1

      In connection with that certain Equipment Lease Agreement dated as of December 20, 1999 ("Lease") between MDFC Equipment Leasing Corporation ("Lessor") and Radiant Aviation Services, Inc. ("Lessee") covering the items of equipment ("Equipment") described in any and all existing or future Individual Equipment Records ("IERs") thereto, it is agreed that upon execution hereof by the parties hereto, this Lease Addendum No. 1 shall constitute a part of the Lease. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Lease.

      Lessee is hereby granted an option, which option shall not be assignable, to purchase "AS-IS, WHERE-IS" all, but not less than all, of the Equipment covered by all of the IERs, at the expiration of the Base Term of each IER, for its then fair market value ("FMV") as hereinafter defined not to exceed 37.5% of the original Equipment Cost.

      FMV shall mean the selling price that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller each under no compulsion to buy or sell. FMV shall be determined on the basis that the Equipment is in complete compliance with all conditions specified in the Lease and IER and that the Equipment is installed and/or in service and any cost of removal, preparation for shipment or transportation, or diminution in value caused by removal or transportation shall not be deducted in determining the FMV of the Equipment.

      Lessee's right to exercise this option is subject to the following conditions precedent: (a) Lessee shall have performed all of the terms and conditions of the Lease and of all other agreements between Lessor and Lessee at the time and in the manner required therein and neither an Event of Default nor an event which with notice and/or lapse of time would constitute an Event of Default under the Lease or default under any other such agreement shall have occurred and be continuing; (b) Lessor shall have received written notice of the election to exercise said option at least 120 days prior to the expiration of the Base Term of the first expiring IER; and (c) Lessee shall have paid to Lessor the FMV of the Equipment covered by any expired IER together with all Taxes due under the Lease or arising from or related to the sale of the Equipment.

      The FMV for each IER shall be determined as follows:

      (1) Between 150 and 120 days prior to the expiration of the Base Term, Lessee shall send its reasonable estimate of the FMV of the applicable Equipment to the Lessor;

      (2) At least 60 days prior to expiration of the Base Term, Lessor shall either (i) accept such estimate, (ii) negotiate a mutually acceptable FMV with Lessee or (iii) employ a recognized independent appraiser consented to by Lessee, which consent shall not be unreasonably withheld, to determine the FMV;

      (3) At least 30 days prior to the expiration of the Base Term, if an appraiser has not been so selected and consented to, the Lessor and Lessee shall each appoint a recognized independent appraiser to determine the FMV;


FMV Purchase Option                                                  Page 1 of 2

      (4) At least 15 days prior to the expiration of the Base Term, if the appraisers appointed under (3) above have not agreed upon the FMV, the two appraisers shall by mutual consent choose a third party independent appraiser who shall determine the FMV. If the appraisers cannot agree on a mutually acceptable third party appraiser at least 10 days prior to the expiration of the Base Term, Lessor shall submit the determination of FMV to the American Arbitration Association (or any successor thereto) which shall appoint an appraiser whose determination shall be final and binding. Lessee shall pay to Lessor the FMV of the Equipment covered by any expired IER on the date of such expiration, together with all Taxes due under the Lease or arising from or related to the sale of the Equipment. The FMV, as finally determined, and any other amounts due under this Lease Addendum No. 1, shall bear interest at the Overdue Rate for the period, if any, from the date of expiration of the IER to the date of payment, and the cost of all appraisals shall be borne by Lessee.

      By Lessee's purchase of the Equipment covered by the first expiring IER entered into pursuant to the Lease, Lessee agrees that it shall thereafter purchase, upon the terms and conditions set forth herein, the remainder of the Equipment covered by the Lease.

Lessor:                                   Lessee:

MDFC Equipment Leasing Corporation        Radiant Aviation Services, Inc.


By: /s/ James C. Hammersmith              By: /s/ Colin V.F. Digout
    ------------------------------            ----------------------------------

Printed Name: James C. Hammersmith        Printed Name: Colin V.F. Digout
              --------------------                      ------------------------

Title: Senior Documentation Officer       Title: Chief Operations Officer
       ----------------------------              -------------------------------


                                          By: Timothy P. Seel
                                              ----------------------------------

                                          Printed Name: Timothy P. Seel
                                                        ------------------------

                                          Title: Vice President, Engineering
                                                 -------------------------------


FMV Purchase Option                                                  Page 2 of 2

MDFC Equipment Leasing Corporation

                              Lease Addendum No. 2
                                       to
                      Equipment Lease Agreement No. 3567-1

      In connection with that certain Equipment Lease Agreement dated as of December 20, 1999, (the "Lease") between MDFC Equipment Leasing Corporation ("Lessor") and Radiant Aviation Services, Inc. ("Lessee") covering the items of equipment ("Equipment") described in any and all existing or future Individual Equipment Records ("IERs") thereto, it is agreed that upon execution hereof by the parties hereto, this Lease Addendum No. 2 shall constitute a part of the Lease. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Lease.

      Lessee is hereby granted an option, which option shall not be assignable, to renew the Base Term with respect to all, but not less than all, of the Equipment covered by all of the IERs, commencing for each Item of Equipment at the expiration of the Base Term of each IER and ending one year thereafter for the Equipment's then "Fair Rental Value" (as hereinafter defined).

      The Fair Rental Value shall mean the monthly rental that would be obtained in an arms-length lease transaction for the Equipment for the renewal term between an informed and willing lessor and an informed and willing lessee each under no compulsion to lease. Fair Rental Value shall be determined on the basis that the Equipment is in complete compliance with all conditions specified in the Lease and IER and that the Equipment is installed and/or in service and any cost of removal, preparation for shipment or transportation or diminution in value caused by removal or transportation shall not be deducted in determining the Fair Rental Value of the Equipment.

      Lessee's right to exercise this option is subject to the following conditions precedent: (a) Lessee shall have performed all of the terms and conditions of the Lease and of all other agreements between Lessor and Lessee at the time and in the manner required therein and neither an Event of Default nor an event which with notice and/or lapse of time would constitute an Event of Default under the Lease or default under any other such agreement shall have occurred and be continuing; and (b) Lessor shall have received written notice of the election to exercise said option at least one hundred twenty (120) days prior to the date upon which the Base Term of the first expiring IER under the Lease expires.

      The Fair Rental Value for each IER shall be determined as follows:

      (1) Between 150 and 120 days prior to the expiration of the Base Term, Lessee shall send its reasonable estimate of the Fair Rental Value of the applicable Equipment to the Lessor;

      (2) At least 60 days prior to the expiration of the Base Term, Lessor shall either (i) accept such estimate, (ii) negotiate a mutually acceptable Fair Rental Value with Lessee or (iii) employ a recognized independent appraiser consented to by Lessee, which consent shall not be unreasonably withheld, to determine the Fair Rental Value;

      (3) At least 30 days prior to the expiration of the Base Term, if the appraiser has not been so selected and consented to, Lessor and Lessee shall each appoint a recognized independent appraiser to determine the Fair Rental Value;

      (4) At lease 15 days prior to the expiration of the Base Term, if the appraisers appointed under (3) above have not agreed upon the Fair Rental Value, the two appraisers shall by mutual consent choose a third party independent appraiser who shall determine the Fair Rental Value. If the appraisers cannot agree


FMV Renewal Option                                                   Page 1 of 2
on a mutually acceptable third party appraiser at least 10 days prior to the expiration of the Base Term, Lessor shall submit the determination of the Fair Rental Value to the American Arbitration Association (or any successor thereto) which shall appoint an appraiser whose determination shall be final and binding. Lessee shall pay to Lessor applicable rental, based on the Fair Rental Value of the Equipment covered by any expired IER on the due date(s) of such rent, together with all Taxes due under the Lease or arising from or related to the rental of the Equipment. The Fair Rental Value, as finally determined, and any other amounts due under this Lease Addendum No. 2, shall bear interest at the Overdue Rate for the period, if any, from the date of expiration of the IER to the date of payment, and the cost of all appraisals shall be borne by Lessee.

      By Lessee's renewal of the Lease Term for the Equipment covered by the first expiring IER entered into pursuant to the Lease, Lessee agrees that it shall thereafter renew the Lease Term, upon the terms and conditions set forth herein, for the remainder of the Equipment covered by the Lease. If the Lease is renewed, all terms of the Lease shall remain in full force and effect unamended, except that the rental shall be as set forth herein.

Lessor:                                   Lessee:

MDFC Equipment Leasing Corporation        Radiant Aviation Services, Inc.


By: /s/ James C. Hammersmith              By: /s/ Colin V.F. Digout
    ------------------------------            ----------------------------------

Printed Name: James C. Hammersmith        Printed Name: Colin V.F. Digout
              --------------------                      ------------------------

Title: Senior Documentation Officer       Title: Chief Operations Officer
       ----------------------------              -------------------------------


                                          By: Timothy P. Seel
                                              ----------------------------------

                                          Printed Name: Timothy P. Seel
                                                        ------------------------

                                          Title: Vice President, Engineering
                                                 -------------------------------


FMV Renewal Option                                                   Page 2 of 2

MDFC LEASING CORPORATION

                                            Equipment Lease Agreement No. 3567-1

                             Unconditional Guaranty

For value received and in order to induce MDFC, a Deleware corporation ("Lessor"), to enter into, accept or acquire a certain Equipment Lease Agreement dated as of the December 20, 1999 (hereinafter with all present and future Individual Equipment Records, amendments, addenda and riders thereto referred to as the "Lease") with Radient Energy Corporation, a Canadian corporation ("Lessee"), and/or to advance monies or extend or continue to extend credit to or for the benefit of Lessee, under the Lease or otherwise, the undersigned hereby absolutely, irrevocably and unconditionally guarantees to Lessor (i) the prompt and full payment when due, by acceleration or otherwise, of all sums now or at any time hereafter due from Lessee to Lessor, under the Lease or otherwise and agrees to pay any and all expenses (including counsel fees and expenses) incurred by Lessor in enforcing any rights under this Guaranty, and (ii) the prompt, full and faithful performance and discharge by Lessee of each and every obligation and warranty of Lessee set forth in the Lease (collectively "Lessee's Obligations").

This Guaranty is absolute, unconditional and continuing and shall remain in effect until all of Lessee's Obligations have been paid, performed and discharged regardless of the enforceability of Lessee's Obligations and regardless of any law, regulation or decree now or hereafter in effect which might in any manner affect Lessee's Obligations. The death or bankruptcy of the undersigned or of Lessee shall not terminate this Guaranty or any obligations hereunder. The liability of the undersigned hereunder shall in no event be affected or impaired by any renewals, amendments, modifications or supplements of or to the Lease, or by any extensions, forebearances, compromises or releases of any of Lessee's Obligations, any of Lessor's rights under the Lease or any lack of validity or enforceability of Lessee's Obligations or any agreement or instrument relating thereto or any other circumstance which might otherwise constitute a defense available to, or a discharge of, Lessee or the undersigned and the undersigned hereby consents to and waives notice of any of the foregoing. The undersigned further expressly waives (i) all diligence in collection and any failure or delay by Lessor in protection or perfection of Lessor's rights under the Lease or in or to any collateral securing any of Lessee's Obligations, (ii) notice of acceptance by Lessor of this Guaranty or of the Lease, (iii) notice of leasing of any additional property to Lessee under the Lease, (iv) notice of advancement of any funds to or for the benefit of Lessee, (v) presentment, demand for payment, protest and notice of protest, default, non-payment or partial payment by Lessee, (vi) all other notices and formalities to which Lessee and/or the undersigned might be entitled, by statute or otherwise, (vii) any right of subrogation, reimbursement, exoneration, contribution, indemnity or any other right that would result in Guarantor being deemed a creditor of Lessee under the United States Bankruptcy Code or any other law or any right to enforce any remedy which Lessor now has or may hereafter have against Lessee and any benefit of, and any right to participate in, any security now or hereafter held by Lessor, whether any of the foregoing arise in equity, at law or by contract and (viii) any other action or any other circumstance whatsoever which might constitute a defense to enforcement of this Guaranty. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Lessee's Obligations is rescinded or must otherwise be returned by Lessor upon the insolvency, bankruptcy or reorganization of Lessee or otherwise, all as though such payment had not been made.

The undersigned further waives any right of setoff, recoupment or counterclaim against Lessor with respect to any claim or demand the undersigned may at any time have against Lessee, or against any other person or concern liable for Lessee's Obligations, and as further security to Lessor, any and all debts or liabilities now


Unconditional Guaranty                                               Page 1 of 2
or hereafter owing to the undersigned by Lessee, and/or such other person or concern, and any lien, security or collateral given to the undersigned in connection therewith, are hereby subordinated to the claims and liens of, and assigned to, Lessor.

The obligations of the undersigned hereunder are and shall at all times be the original, direct and primary obligations of the undersigned, as if the undersigned were the lessee under the Lease. Lessor shall not in any event be obligated to pursue or exhaust any rights or remedies against Lessee or others, or resort to any security, prepayments or collateral, as a prerequisite to enforcing this Guaranty against the undersigned. This Guaranty shall be binding upon the undersigned and its, his or her respective heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lessor and its successors and assigns. All of the obligations and agreements of the undersigned in this Guaranty are joint and several.

If the undersigned is a corporation, each signatory on behalf of such corporation warrants that he or she has the authority to sign on behalf of such corporation and by so signing, to bind said corporation hereunder. If the undersigned is married, it is the intent of such undersigned to bind to the performance of this Guaranty any separate estate of such person together with all joint and/or community property of such undersigned. No modification or waiver of any of the provisions of this Guaranty shall be effective unless in writing and signed by the undersigned and an officer of Lessor. The undersigned agrees to furnish to Lessor such financial information concerning the undersigned as Lessor may reasonably request from time to time, including, without limitation, a certified audit report of any business operation owned in part or in whole by the undersigned. If any provision of this Guaranty or the application thereof is hereafter held invalid or unenforceable, the remainder of this Guaranty shall not be affected thereby, and to this end the provisions of this Guaranty are declared severable.

This Guaranty shall be governed in all respects by the laws of the State of California and the undersigned hereby irrevocably consent to the jurisdiction of the California State Courts and the United States Courts located in Los Angeles County.

      Dated this 20 day of December, 1999.

Witness:                                  Guarantor(s):

__________________________________        Radiant Energy


By:  _____________________________        By: /s/ Colin V.F. Digout
                                              ----------------------------------

Printed Name:  ___________________        Printed Name: Colin V.F. Digout
                                                        ------------------------

Title:  __________________________        Title: Chief Operations Officer
                                                 -------------------------------


                                          By: Timothy P. Seel
                                              ----------------------------------

                                          Printed Name: Timothy P. Seel
                                                        ------------------------

                                          Title: Vice President, Engineering
                                                 -------------------------------


Unconditional Guaranty                                                Page2 of 2